Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-289922, 333-279211, 333-269638, 333-261036, 333-228297, 333-207987, 333-190935, 333-186480, 333-180126, 333-172173, and 333-166403) on Form S-8 of our reports dated August 27, 2026, relating to the financial statements of Alpha and Omega Semiconductor Limited and the effectiveness of Alpha and Omega Semiconductor Limited’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP

San Jose, California
August 27, 2026